Exhibit 99.1

VICARIOUS SURGICAL INC.

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$7,706	$16,867
Prepaid expenses and other current assets	495	258
Total current assets	8,201	17,125
Restricted cash	622	118
Property and equipment, net	1,520	445
Deferred transaction costs	1,774	—
Other long-term assets	—	100
Total assets	$12,117	$17,788
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,820	$373
Accrued expenses	1,894	394
Current portion of equipment loans	47	47
Current portion of term loan	450	—
Total current liabilities	4,211	814
Deferred rent	1,188	58
Equipment loans, net of current portion	39	63
Term loan, net of current portion and issuance costs	959	—
Total liabilities	6,397	935
Commitments and Contingencies (Note 7)
Convertible preferred stock (Note 9)	46,670	46,670
Stockholders’ deficit:
Class A Common stock, $0.0001 par value; 6,000,000 shares authorized, 6,000,000 and 5,934,026 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1	1
Class B Common stock, $0.0001 par value; 32,402,876 and 25,126,727 shares authorized; 462,622 and 330,415 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	2,509	1,773
Accumulated deficit	(43,460)	(31,591)
Total stockholders’ deficit	(40,950)	(29,817)
Total liabilities, convertible preferred stock and stockholders’ deficit	$12,117	$17,788

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands except, per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$4,008	$2,310	$7,616	$4,327
Sales and marketing	325	181	551	414
General and administrative	2,279	577	3,676	1,119
Total operating expenses	6,612	3,068	11,843	5,860
Loss from operations	(6,612)	(3,068)	(11,843)	(5,860)
Other income (expense):
Interest income	1	22	2	112
Interest expense	(27)	(1)	(28)	(2)
Loss before income taxes	(6,638)	(3,047)	(11,869)	(5,750)
Provision for income taxes	—	—	—	—
Net loss	$(6,638)	$(3,047)	$(11,869)	$(5,750)
Net loss per share of Class A and Class B common stock, basic and diluted	$(1.03)	$(0.55)	$(1.85)	$(1.02)

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.

UNAUDITED CONDENSED STATEMENTS OF CONVERTIBLE PREFERRED STOCK, COMMON STOCK AND STOCKHOLDERS’ DEFICIT

(In thousands, except share data)

	Three Months Ended June 30, 2021

	Convertible		Class A & B Common		Additional		Total
	Preferred Stock		Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, March 31, 2021	20,177,281	$46,670	6,405,143	$1	$2,085	$(36,822)	$(34,736)
Exercise of common stock options	—	—	57,479	—	55	—	55
Stock-based compensation	—	—	—	—	369	—	369
Vesting of restricted stock	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	(6,638)	(6,638)
Balance, June 30, 2021	20,177,281	$46,670	6,462,622	$1	$2,509	$(43,460)	$(40,950)

	Six Months Ended June 30, 2021

	Convertible		Class A & B Common		Additional		Total
	Preferred Stock		Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2021	20,177,281	$46,670	6,264,441	$1	$1,773	$(31,591)	$(29,817)
Exercise of common stock options	—	—	132,207	—	111	—	111
Stock-based compensation	—	—	—	—	625	—	625
Vesting of restricted stock	—	—	65,974	—	—	—	—
Net loss	—	—	—	—	—	(11,869)	(11,869)
Balance, June 30, 2021	20,177,281	$46,670	6,462,622	$1	$2,509	$(43,460)	$(40,950)

	Three Months Ended June 30, 2020

	Convertible		Class A & B Common		Additional		Total
	Preferred Stock		Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, March 31, 2020	16,033,977	$33,150	5,538,527	$1	$1,274	$(21,419)	$(20,144)
Exercise of common stock options	—	—	125	—	—	—	—
Stock-based compensation	—	—	—	—	81	—	81
Vesting of restricted stock	—	—	197,916	—	—	—	—
Net loss	—	—	—	—	—	(3,047)	(3,047)
Balance, June 30, 2020	16,033,977	$33,150	5,736,568	$1	$1,355	$(24,466)	$(23,110)

	Six Months Ended June 30, 2020

	Convertible Preferred Stock		Class A & B Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2020	16,033,977	$33,150	5,340,299	$1	$1,197	$(18,716)	$(17,518)
Exercise of common stock options	—	—	437	—	—	—	—
Stock-based compensation	—	—	—	—	158	—	158
Vesting of restricted stock	—	—	395,832	—	—	—	—
Net loss	—	—	—	—	—	(5,750)	(5,750)
Balance, June 30, 2020	16,033,977	$33,150	5,736,568	$1	$1,355	$(24,466)	$(23,110)

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	2021	2020
Cash flows from operating activities:
Net loss	$(11,869)	$(5,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	105	73
Stock-based compensation	625	158
Amortization of capitalized debt issuance costs	9
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(237)	136
Deferred transaction costs	(155)	—
Accounts payable	536	(104)
Accrued expenses	792	(55)
Deferred rent	290	—
Net cash used in operating activities	(9,904)	(5,542)
Cash flows from investing activities:
Purchases of property and equipment	(340)	(62)
Proceeds from short term investments	—	13,324
Net cash (used in)/provided by investing activities	(340)	13,262
Cash flows from financing activities:
Repayment of equipment loans	(24)	(24)
Proceeds from term loan	1,500	—
Proceeds from exercise of stock options	111	1
Net cash provided by/(used in) financing activities	1,587	(23)
Change in cash, cash equivalents and restricted cash	(8,657)	7,697
Cash, cash equivalents and restricted cash, beginning of period	16,985	2,304
Cash, cash equivalents and restricted cash, end of period	$8,328	$10,001
Reconciliation of restricted cash:
Cash and cash equivalents	7,706	9,883
Restricted cash	622	118
	$8,328	$10,001
Supplemental cash flow information:
Interest paid	$10	$1

Non-cash investing and financing activities:
Leasehold improvements acquired in connection with Waltham lease	$840	$—
Deferred transaction costs not yet paid included in accounts payable and accrual expenses	$1,619	$—

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.

NOTES TO FINANCIAL STATEMENTS

(in thousands, except for share and per share data)

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

Vicarious Surgical, Inc. (“Vicarious” or the “Company”) was incorporated in the state of Delaware on May 1, 2014, and is headquartered in Waltham, Massachusetts. The Company is currently developing its virtual reality surgical system using proprietary human-like surgical robots and virtual reality to transport surgeons inside the patient to perform minimally invasive surgical procedures.

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative US GAAP.

On April 15, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with D8 Holdings Corp (“D8”) to affect a business combination between D8 and the Company with the Company surviving the merger as a wholly owned subsidiary of D8 (the “Business Combination”). On September 17, 2021, the Business Combination with D8 was consummated (the Closing”), and each share of Vicarious Surgical Inc. stock was exchanged for 3.29831 shares of D8 common stock. In connection with the Closing, the Company’s name was changed to Vicarious Surgical Operating Co. and D8’s name was changed to Vicarious Surgical Inc. The Company received total proceeds of $77,590 after redemptions. In connection with the Business Combination, D8 entered into subscription agreements with subscribers who agreed to purchase an aggregate of 14,200,000 shares of Class A common stock for a purchase price of $142,000 (the “PIPE”), all of which were issued in connection with the Closing on September 17, 2021. In total, this provided the Company cash of $190,288, net of transaction costs of $29,302

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP may have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed financial statements should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2020 and 2019. The condensed balance sheet as of December 31, 2020, included herein, was derived from the audited financial statements of the Company.

The unaudited condensed interim financial statements, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our financial position as of June 30, 2021, our results of operations, and shareholders’ deficit for the three and six-month periods ended June 30, 2021 and 2020, and our cash flows for the six month periods ended June 30, 2021 and 2020. The operating results for the three and six-month periods ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any interim period or for any other future year.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods presented. Estimates are used for, but are not limited to, the Company’s ability to continue as a going concern, depreciation of property and equipment, the Company’s enterprise value, fair value of financial instruments, and contingencies. Actual results may differ from those estimates.

Fair Value of Financial Instruments

US GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The framework provides a fair value hierarchy that prioritizes the inputs for the valuation techniques. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements) and minimizes the use of unobservable inputs. The most observable inputs are used, when available. The three levels of the fair value hierarchy are described as follows:

Level 1—Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived from, or corroborated by, observable market data by correlation or other means.

Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash and Cash Equivalents

Cash and cash equivalents consist of checking accounts and money market funds. The Company considers all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash equivalents.

Restricted Cash

The Company has an agreement to maintain a cash balance of $622 and $118 at June 30, 2021 and December 31, 2020, respectively as collateral for letters of credit related to the Company’s leases. The balance is classified as long-term on the Company’s balance sheets as the lease periods end beginning in December 2023 and February 2029.

Short-Term Investments

All of the Company’s investments, which consist of certificates of deposit, are classified as available for sale and are carried at fair value. There were no unrealized gains for the three and six month periods ended June 30, 2021 and year ended December 31, 2020. The Company holds no short-term investments at June 30, 2021.

Concentrations of Credit Risk and Off-Balance-Sheet Risk

The Company has no significant off-balance-sheet risk, such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. Financial instruments that potentially expose the Company to concentrations of credit risk consist mainly of cash and cash equivalents. The Company maintains its cash and cash equivalents principally with accredited financial institutions of high-credit standing.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for repairs and maintenance are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in the determination of net loss. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

ESTIMATED USEFUL LIFE
Computer equipment and software	3 years
Manufacturing equipment	3-5 years
Furniture and fixtures	3-7 years
Leasehold improvements	lesser of useful life or remaining lease term

Deferred Transaction Costs

As part of the contemplated reverse recapitalization transaction with D8, the details of which are discussed in an initial S-4 filed with the SEC on June 11, 2021, and subsequent amendments, the Company has capitalized direct and incremental transaction costs related to the merger which will be deducted from the combined entity’s additional paid-in capital at the closing of the transaction. As of June 30, 2021, the Company had recorded $1.8 million of transaction costs payable to advisers, of which $0.9 million is included in accounts payable, $0.8 million is included in accrued expenses in the condensed balance sheet and $0.1 million had been paid.

Impairment of Long-Lived Assets

The Company continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets may warrant revision or that the carrying value of these assets may be impaired. The Company does not believe that any events have occurred through June 30, 2021, that would indicate its long-lived assets are impaired.

Classification of Convertible Preferred Stock

The Company classifies convertible preferred stock outside of stockholders’ deficit on its balance sheets as the requirements of triggering a deemed liquidation event are not within the Company’s control. In the event of a deemed liquidation event, the proceeds from the event are distributed in accordance with liquidation preferences (Note 9). The Company adjusts the carrying value of the convertible preferred stock to its redemption values when it becomes probable a redemption event will occur.

Guarantees and Indemnifications

As permitted under Delaware law, the Company indemnifies its officers, directors, consultants and employees for certain events or occurrences that happen by reason of the relationship with, or position held at, the Company. Through June 30, 2021, the Company had not experienced any losses related to these indemnification obligations, and no claims were outstanding. The Company does not expect significant claims related to these indemnification obligations and, consequently, concluded that the fair value of these obligations is negligible, and no related liabilities have been established.

Research and Development

Research and development costs are expensed in the period incurred. Research and development costs include payroll and personnel expenses, consulting costs, software and webservices, legal, raw materials and allocated overhead such as depreciation and amortization, rent and utilities. Advance payments for goods and services to be used in future research and development activities are recorded as prepaid expenses and are expensed over the service period as the services are provided or when the goods are consumed.

Stock-Based Compensation

The Company accounts for all stock-based compensation, including stock options and warrants, at fair value and recognizes stock-based compensation expense for those equity awards, net of actual forfeitures, over the requisite service period, which is generally the vesting period of the respective award.

The fair value of the Company’s stock options and warrants on the date of grant is determined by a Black-Scholes pricing model utilizing key assumptions such as stock price, expected volatility and expected term. The Company’s estimates of these assumptions are primarily based on the fair value of the Company’s stock, historical data, peer company data and judgment regarding future trends. The fair value of the Company’s common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including the results obtained from an independent third-party valuation, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s proposed products, the illiquid nature of the common stock, arm’s length sales of the Company’s capital stock, including convertible preferred stock, the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others, as the Company’s common stock is not actively traded.

Income Taxes

The Company accounts for income taxes under the asset and liability method pursuant to ASC 740, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that management believes that these assets are more likely than not to be realized in the future. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations

The Company provides reserves for potential payments of taxes to various tax authorities related to uncertain tax positions. Amounts recognized are based on a determination of whether a tax benefit taken by the Company in its tax filings or positions is “more likely than not” to be sustained on audit. The amount recognized is equal to the largest amount that is more than 50% likely to be sustained. Interest and penalties associated with uncertain tax positions are recorded as a component of income tax expense.

Net Loss Per Share

Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss attributable to common stockholders is computed by adjusting net loss attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted loss per share attributable to common stockholders is computed by dividing the diluted net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period, including potential dilutive common stock. For purpose of this calculation, outstanding stock options, stock warrants and convertible preferred stock are considered potential dilutive common stock and are excluded from the computation of net loss per share as their effect is anti-dilutive.

The Company’s convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss, such losses are not allocated to such participating securities. In periods in which the Company reports a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, since dilutive common shares are not assumed to be outstanding if their effect is anti-dilutive.

Comprehensive Loss

There were no differences between net loss and comprehensive loss presented in the statements of operations for the three and six month periods ended June 30, 2021 and 2020.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is made available for evaluation by the chief operating decision maker (“CODM’) in making decisions regarding resource allocation and assessing performance. The CODM is the Company’s chief executive officer. The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Company’s singular concentration is focused on the development of its virtual reality surgical system.

Emerging Growth Company Status

The Company is an “emerging growth company,” (“EGC”) as defined in the Jumpstart Our Business Startups Act, (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until it is no longer an EGC under Section 107 of the JOBS Act and has elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, the Company’s financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates. The Company may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of an offering or such earlier time that it is no longer an EGC.

Recently Issued Accounting Standards

In February 2016, the FASB issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842), as amended, with guidance regarding the accounting for and disclosure of leases. The update requires lessees to recognize the liabilities related to all leases, including operating leases on the balance sheet. This update also requires lessees and lessors to disclose key information about their leasing transactions. This update is effective for entities other than public business entities, including emerging growth companies that elected to defer compliance with new or revised financial accounting standards until a company that is not an issuer is required to comply with such standards, for annual reporting periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently assessing the impact of adopting ASU No. 2016-02 on the financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). ASU No. 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU No. 2016-13 within ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. This update is effective for entities other than public business entities, including emerging growth companies that elected to defer compliance with new or revised financial accounting standards until a company that is not an issuer is required to comply with such standards, for annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact that ASU No. 2016-13 will have on the financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. ASU No. 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This update is effective for entities other than public business entities, including emerging growth companies that elected to defer compliance with new or revised financial accounting standards until a company that is not an issuer is required to comply with such standards, for annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact that ASU No. 2019-12 will have on the financial statements and related disclosures.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	Estimated	June 30,	December 31,
	Useful Lives	2021	2020
Machinery and equipment	3 to 5 years	$552	$535
Furniture and fixed assets	3 to 7 years	153	103
Computer hardware and software	3 years	119	67
Leasehold improvements	Lesser of lease term or asset life	1,085	24
Total property and equipment		1,909	729
Less accumulated depreciation		(389)	(284)
Property and equipment, net		$1,520	$445

In connection with the Waltham lease, the Company received $840 of leasehold improvements from its landlord. These leasehold improvements are being depreciated over the shorter of the lesser of the lease term or each asset’s life. The $840 non-cash allowance provided by the landlord for these improvements has been included in deferred rent and is being amortized as a reduction to rent expense on a straight-line basis over the life of the lease.

Depreciation expense for the three and six months ended June 30, 2021 was $64 and $105 respectively. Machinery with a gross value of $232 was acquired for cash of $47 and equipment loans of $185 in 2019. This machinery had accumulated amortization of $126 and $97 at June 30, 2021 and December 31, 2020, respectively.

4.	FAIR VALUE MEASUREMENTS

The following fair value hierarchy table presents information about the Company’s financial assets measured at fair value on a recurring basis and indicates the fair value hierarchy of the inputs the Company utilized to determine such fair value:

June 30, 2021
	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Items	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Assets:
Money market funds	$6,551	$—	$—	$6,551
Total assets	$6,551	$—	$—	$6,551

December 31, 2020
	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Items	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Assets:
Money market funds	$15,768	$—	$—	$15,768
Total assets	$15,768	$—	$—	$15,768

Money market funds and certificates of deposit are classified as cash and cash equivalents and short-term investments, respectively.

5.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes the Company’s components of accrued expenses and other current liabilities:

	As of
	June 30,	December 31,
	2021	2020
Compensation and benefits related	$559	$291
Professional services and other	1,326	103
Accrued interest	9	—
Accrued expenses	$1,894	$394

6. DEBT

Term Loan

In October 2020, the Company entered into a term loan that provides the Company with borrowings up to $3.5 million that becomes due on April 1, 2024. The loan consists of two tranches; a $1.5 million tranche which became available to the Company upon the close of the loan agreement in October 2020 and was available to the Company to draw through March 31, 2021. The second tranche of $2.0 million becomes available to the Company through September 30, 2021, upon the Company’s successful achievement of a milestone related to the development of the Company’s surgical robot.

The term loan is interest-only through September 30, 2021, at which time the company will make the first of 30 equal monthly payments of principal plus interest. Upon receipt of the second tranche, the interest-only window will be extended by six months to March 30, 2022, then followed by twenty-four equal monthly payments of principal plus interest. The term loan bears interest at a floating rate equal to the Prime Rate, but not less than a minimum rate of 3.25%. In addition, the final payment made at the earlier of the maturity of the loan or its termination is to include a deferred interest payment of 7.5% of the amount borrowed, resulting in a minimum annual rate of 5.98% to be paid to the lender. In the event the Company chooses to repay the term loan prior to the first anniversary of the term loan closing, a prepayment fee of 3% of the outstanding principal balance will apply. The prepayment fee is reduced to 2% if paid after the first anniversary date but before the second anniversary date and then is 1% thereafter. The prepayment fee does not apply if the Company and the bank agree to refinance the loan prior to maturity.

The loan has no financial covenants but does contain monthly reporting requirements and gives the lender a first priority lien on all Company assets. In March of 2021, the Company borrowed the first tranche of $1.5 million. As of June 30, 2021, $1.5 million was outstanding on the term loan.

Deferred Financing Costs

In connection with the term loan, the Company incurred $0.1 million in expenses, inclusive of the warrant expense, which are included in other long-term assets at December 31, 2020 and were then netted against the loan proceeds drawn at the end of March 2021. The Company is amortizing these costs over the life of the borrowing. In the three and six months ended June 30, 2021, $9 of capitalized costs was amortized to interest expense.

Common Stock Warrant

In connection with the term loan, the Company issued the lender a warrant to purchase 77,250 shares of common stock at a $1.34 per share. The common stock warrant will be exercisable for 10 years from the date of issuance, survive merger or acquisition (except all-cash and/or public stock acquisitions), and allow cashless exercise in whole or part. The fair value of the common stock warrant was $1.10 per share, and the Company recorded a total of $85 in deferred financing costs associated with the warrant issuances and are included in other long-term assets at December 31, 2020 and net of the term loan on the June 30, 2021 balance sheet.

Equipment Loans

In March 2019, the Company entered into two equipment loans with a vendor for the purchase of manufacturing machinery. The equipment loans had an aggregate principal balance of $185 at inception, with forty-eight equal monthly payments of principal and interest due beginning ninety days after taking possession of the machinery. The equipment loans are collateralized by the underlying machinery. As of June 30, 2021 and December 31, 2020, the aggregate outstanding principal balance of the equipment loans was $39 and $63, respectively, net of current portion of $47.

The following table represents the future payments required under the noncancellable equipment agreements:

Years Ended December 31,
2021, excluding the six months ended June 30, 2021	$25
2022	50
2023	17
Total future equipment payments	$92

7. COMMITMENTS AND CONTINGENCIES

The Company leases its office facility under a noncancelable operating lease agreements expiring in December of 2023 and February 2029. Rent expense for the three and six months ended June 30, 2021 was $415 and $528, respectively and for the three and six month periods ended June 30, 2020 was $108, and $227, respectively.

On January 25, 2021, the Company entered into a twelve-year lease agreement that commences on April 1, 2021 and ends on February 28, 2029. Rental payments due over the period of the lease total $9.7 million.

The following table presents the future minimum lease payments required under the Company’s noncancellable operating leases at June 30, 2021:

Years Ended December 31,
2021, excluding the six months ended June 30, 2021	$392
2022	1,397
2023	1,675
2024	1,334
2025	1,376
Thereafter	4,631
Total future minimum lease payments	$10,805

Legal Proceedings—From time to time, the Company may face legal claims or actions in the normal course of business. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to its legal proceedings.

8. INCOME TAXES

For the three and six month periods ended June 30, 2021 and the year ended December 31, 2020, the Company did not record a tax provision as the Company was in an overall loss position and maintains a full valuation allowance against its net deferred tax assets.

9. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT Authorized Shares

At June 30, 2021, the Company’s authorized shares consisted of 6,000,000 shares of Class A common stock, $0.0001 par value; and 32,402,876 shares of Class B common stock, $0.0001 par value; 21,572,285 shares of preferred stock, par value of $0.0001 per share; 5,075,585 of which are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), 7,915,363 of which are designated as Series A1 Convertible Preferred Stock (“Series A1 Preferred Stock”), 3,043,029 of which are designated as Series A2 Convertible Preferred Stock (“Series A2 Preferred Stock”) and 5,538,308 of which are designated as Series A3 Convertible Preferred Stock (“Series A3 Preferred Stock”); (together the “Series Preferred Stock”).

At June 30, 2021, the Company has reserved 31,940,254 shares of its Class B common stock to provide for the conversion of the preferred stock, its Class A common stock and exercise of stock options.

Preferred Stock

During the year ended December 31, 2016, the Company issued 5,075,585 shares of Series A Preferred Stock at a purchase price of $1.2948 per share.

During the year ended December 31, 2018, the Company issued 7,915,363 shares of Series A1 Preferred Stock at a purchase price of $2.1174 per share.

During the year ended December 31, 2019, the Company issued 3,043,029 shares of Series A2 Preferred Stock at a purchase price of $3.2862 per share for proceeds of $10.0 million.

During the year ended December 31, 2020, the Company issued 4,143,304 shares of Series A3 Preferred Stock at a purchase price of $3.2862 per share for proceeds of $13.5 million.

The following table summarizes the details of the Convertible Preferred Stock authorized, issued and outstanding as of June 30, 2021 and December 31, 2020:

	June 30,	December 31,
Convertible Preferred Stock Classes	2021	2020
Series A Convertible Preferred Stock $0.0001 par value - authorized, issued and outstanding, 5,075,585 shares, (liquidation preference of $6,572 at June 30, 2021 and December 31, 2020).	$6,477	$6,477
Series A1 Convertible Preferred Stock $0.0001 par value - authorized, issued and outstanding, 7,915,363 shares, (liquidation preference of $16,760 at June 30, 2021 and December 31, 2020).	16,678	16,678
Series A2 Convertible Preferred Stock $0.0001 par value - authorized, issued and outstanding, 3,043,029 shares, (liquidation preference of $10,000 at June 30, 2021 and December 31, 2020).	9,995	9,995
Series A3 Convertible Preferred Stock $0.0001 par value - 5,538,308 shares authorized, and 4,143,304 shares issued and outstanding, (liquidation preference of $13,616 at June 30, 2021 and no shares authorized, issued or outstanding at December 31, 2020).	13,520	13,520
Total	$46,670	$46,670

The following describes the rights and preferences of the Company’s Series Preferred Stock:

Voting — The holders of Series Preferred Stock vote together with all other classes and series of stock as a single class on an as-converted basis. Each share of Series Preferred Stock entitles the holder to such number of votes per share as shall equal the number of shares of common stock into which the share is then convertible. The holders of the Series A1 and A2 Preferred Stock, collectively, are entitled to elect two directors to the Company’s Board of Directors and holders of the Series A3 Preferred Stock are entitled to elect two directors to the Company’s Board of Directors.

Dividends — Dividends may be declared and paid on Series Preferred Stock from funds lawfully available as and when determined by the Company’s Board of Directors. Through June 30, 2021, no dividends have been declared.

Liquidation — Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series Preferred Stock are entitled to first be paid out of assets available for distribution, prior and in preference to any distribution to the holders of the Company’s common stock, the greater of (a) an amount equal to $1.2948 per share for Series A Preferred Stock, $2.1174 per share for Series A1 Preferred Stock, plus declared but unpaid dividends, $3.2862 per share for Series A2 Preferred Stock, plus declared but unpaid dividends, $3.2862 per share for Series A3 Preferred Stock, plus declared but unpaid dividends (b) an amount per share that would have been payable had all shares of the Series Preferred Stock been converted to shares of Class B common stock immediately prior to any liquidation, dissolution, or winding up of the Company.

Conversion — Each holder of Series Preferred Stock has the right, at their option at any time, to convert any such shares of Series Preferred Stock into fully paid and nonassessable shares of Class B common stock. The conversion ratio is determined by dividing the purchase price by the conversion price, which is equal to $1.29483, $2.11740, $3.28620 and $3.28620 per share for Series A, A1, A2 and A3 Preferred Stock, respectively. The conversion price is subject to change if certain dilutive events occur. Conversion is mandatory with an initial public offering of the Company’s common stock with a value of at least $40 million of gross proceeds to the Company or upon the election of greater than 50% of the holders of Series Preferred Stock.

Redemption — The Series Preferred Stock is not subject to mandatory or optional redemption other than in connection with a liquidation, dissolution, or winding-up of the Company.

Common Stock

Classes of Common Stock

Class A common stock receives 20 votes per share and converts into Class B at a one-to-one conversion rate per share. Class B common stock receives 1 vote per share.

Restricted Stock Agreements — In 2014, the Company issued 6,000,000 shares of Class A common stock to the initial founders of the Company at par and contained a repurchase right by the Company at the lesser of the original purchase price of $0.0001 per share of the then current fair value of the share, which lapsed over a four-year period. In 2016 and 2018 these shares were amended with respect to the lapse of the repurchase rights, such that beginning as of January 2018 60% percent of the shares were vested and the remaining shares vest over a thirty-six month period.

As of June 30, 2021 the Company has no shares of unvested common stock.

10. STOCK-BASED COMPENSATION

2014 Plan — In 2014, the Board of Directors approved the adoption of the 2014 Stock Incentive Plan (the “Plan”). The Plan allows for the award of incentive and nonqualified stock options, restricted stock, and other stock-based awards to employees, officers, directors, consultants, and advisors of the Company. Awards may be made under the Plan for up to 4,830,591 shares of Class B common stock. The Board of Directors administers the Plan and determines the exercise price of options, purchase price for restricted stock, the rates at which awards vest, and the other terms and conditions of the awards. Options and restricted stock generally vest 25% upon the first anniversary of the grant date and at the rate of 6.25% per quarter thereafter over a three-year period for employees or over the service period for nonemployees and expire 10 years from the date of grant.

The Company grants stock options to employees at exercise prices deemed by the Board of Directors to be equal to the fair value of the common stock at the time of grant. The fair value of the Company’s stock options and warrants on the date of grant is determined by a Black-Scholes pricing model utilizing key assumptions such as stock price, expected volatility and expected term. The Company’s estimates of these assumptions are primarily based on the fair value of the Company’s stock, historical data, peer company data and judgement regarding future trends. The fair value of the Company’s common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including the results obtained from a third-party valuation, the Company’s financial position and historical financial performance, the status of technological development within the Company’s proposed products, the illiquid nature of the common stock, arm’s-length sales of the Company’s capital stock, including convertible preferred stock, the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others, as the Company’s common stock is not actively traded.

During the three and six months ended June 30, 2021, the Company granted options to purchase 89,000, and 1,148,758 shares, respectively of common stock, to employees and consultants with a fair value of $532 and $4,657, respectively, calculated using the Black-Scholes option-pricing model with the following assumptions:

	Three Months	Six Months
	Ended June 30,	Ended June 30,
	2021	2021
Risk-free interest rate	1.11% - 1.13%	0.45% - 1.13%
Expected lives, in years	5.99 - 6.08	5.20 - 6.11
Dividend yield	-%	-%
Expected volatility	70.64% - 70.92%	69.66% - 71.02%
Fair value of Common Stock	$9.50	$6.26 - $9.50

The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the related stock options. The expected life of employee and non-employee stock options was calculated using the average of the contractual term of the option and the weighted-average vesting period of the option, as the Company does not have sufficient history to use an alternative method to calculate an expected life for employees. The Company does not pay a dividend and is not expected to pay a dividend in the foreseeable future. Expected volatility for the Company’s common stock was determined based on an average of the historical volatility of a peer group of similar public companies.

At June 30, 2021, the total gross unrecognized stock-based compensation expense related to unvested stock options aggregated $4,922. The costs remaining as of June 30, 2021 are expected to be recognized over a weighted-average period of 3.16.

Total stock-based compensation expense related to all of the Company’s stock-based awards granted is reported in the statements of operations as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$145	$60	$256	$133
Sales and marketing	21	0	36	(19)
General and administrative	203	21	333	44
Total	$369	$81	$625	$158

The Company plans to generally issue previously unissued shares of common stock for the exercise of stock options.

There were 776,458 shares available for award under the Plan at June 30, 2021.

The option activity of the Plan for the three and six months ended June 30, 2021, is as follows:

			Remaining
		Exercise	Contractual Life
	Options	Price	(in Years)
Outstanding at January 1, 2021	2,695,482	$1.01	7.89
Granted	1,148,758	6.51	9.40
Exercised	(132,207)	0.84	3.86
Repurchased, cancelled, forfeited, or expired	(120,522)	2.39	-
Options vested and expected to vest at June 30, 2021	3,591,511	$2.73	8.07

The weighted-average grant date fair value for options granted during the three and six months ended June 30, 2020 was $0.82 for both periods. The aggregate intrinsic value of options exercised during the three and six months ended June 30, 2020 was $0 for both periods.

The weighted-average grant date fair value for options granted during the three and six months ended June 30, 2021 was $5.97 and $4.05, respectively. The aggregate intrinsic value of options exercised during the three and six months ended June 30, 2021 was $31 and $65, respectively.

Common Stock Reserved for Future Issuance

As of June 30, 2021 and December 31, 2020, the Company has reserved the following shares of Common Stock for future issuance:

	As of
	June 30,	December 31,
	2021	2020
Common Stock options outstanding	3,592	2,695
Shares available for issuance under the Plan	699	1,728
Warrants	77	77
Class A shares	6,000	6,000
Convertible Preferred Stock outstanding	20,177	20,177
Convertible Preferred Stock available	1,395	1,395
Total shares of authorized Common Stock reserved for future issuance	31,940	32,072

11. EMPLOYEE RETIREMENT PLAN

The Company maintains the Vicarious Surgical, Inc. 401(k) plan, under Section 401(k) of the Internal Revenue Code, covering all eligible employees. Employees of the Company may participate in the 401(k) Plan after three months of service and must be 21 years of age. The Company offers a company-funded matching contribution which totaled $93 and $168 for the three and six month periods ended June 30, 2021, respectively and $55 and $109 for the three and six month periods ended June 30, 2020, respectively.

12. NET LOSS PER SHARE

The Company computes basic loss per share using net loss attributable to Vicarious Surgical, Inc. common shareholders and the weighted-average number of common shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Numerator for basic and diluted net loss per share:
Net loss	$(6,638)	$(3,047)	$(11,869)	$(5,750)
Denominator for basic and diluted net loss per share:
Weighted average shares	6,454,329	5,564,961	6,404,522	5,664,032
Net loss per share of Class A and Class B common stock - basic and diluted	$(1.03)	$(0.55)	$(1.85)	$(1.02)

For the three and six months ended June 30, 2021 and 2020 the effect of dilutive securities, including non-vested stock options, restricted stock awards, common stock warrants, and convertible preferred stock, was excluded from the denominator for the calculation of diluted net loss per share because the Company recognized a net loss for the periods and their inclusion would be antidilutive. Dilutive securities excluded were 23,846,042 for the three and six months ended June 30, 2021 and 18,008,068 shares for the three and six months ended June 30, 2020.

13. SUBSEQUENT EVENTS

Management has evaluated subsequent events occurring through September 23, 2021, the date that these financial statements were available to be issued and determined that other than the merger with D8 Holdings Corp, disclosed in Note 1, no additional subsequent events have occurred that would require recognition or disclosure in these financial statements other than those in this note.

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